SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


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Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 IA Global, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________________________________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
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     4)  Date Filed:____________________________________________________________

                        Copies of all communications to:

                              Kevin J. Lavin, Esq.
                                 Arnold & Porter
                          1600 Tysons Blvd., Suite 900
                                McLean, VA 22102

                         [Letterhead of IA Global, Inc.]

                          533 AIRPORT BLVD., SUITE 400
                          BURLINGAME, CALIFORNIA 94010

Dear Stockholder:

         You are cordially invited to attend the 2005 Annual Meeting of Stockholders of IA Global, Inc., which will be held at the ______________ on June 3, 2005, at 2:00 p.m. local time.

         We have provided details of the business to be conducted at the 2005 Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders, proxy statement and form of proxy. We encourage you to read these materials so that you may be informed about the business to come before the meeting.

         Your participation is important, regardless of the number of shares that you own. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. You can find additional information concerning our voting procedures in the accompanying materials.

         We look forward to seeing you at the meeting.


                                        Sincerely,


                                        Mark Scott
                                        Secretary

                                 IA GLOBAL, INC.
                          533 AIRPORT BLVD., SUITE 400
                          BURLINGAME, CALIFORNIA 94010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 2005

To the Stockholders of
     IA Global, Inc.:


         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IA Global, Inc., a Delaware corporation (the "company"), will be held on Friday, June 3, 2005, at 2:00 p.m., local time, at the __________ in Las Vegas, Nevada for the following purposes:

         1.  To elect five directors to serve for the ensuing year.

         2. To consider and vote upon a proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock from 150,000,000 to 200,000,000.

         3. To transact such other business as may properly come before the meeting.

         Our board of directors has set May 9, 2005 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders eligible to vote at the Annual Meeting will be made available for examination by our stockholders, for any purpose germane to the Annual Meeting, during the ten days prior to the Annual Meeting, between the hours of 9 a.m. and 5 p.m., PDT, at the offices of the Company at 533 Airport Blvd., Suite 400, Burlingame, California 94010. We will also produce the stockholder list at the Annual Meeting, and you may inspect it at any time during the Annual Meeting.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares are voted.


                                        /s/ Mark Scott
                                        Mark Scott
                                        Secretary

Burlingame, California

April 1, 2005

IT IS IMPORTANT THAT YOU COMPLETE AND
RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                 IA GLOBAL, INC.
                          533 AIRPORT BLVD., SUITE 400
                          BURLINGAME, CALIFORNIA 94010
                             ______________________

                                 PROXY STATEMENT
                             ______________________

                                  INTRODUCTION

         This Proxy Statement is being mailed on or about May 16, 2005 to all stockholders of record of IA Global, Inc. at the close of business on May 9, 2005, (the "record date") in connection with the solicitation by the board of directors of proxies for the annual meeting of stockholders to be held at the _____________ in Las Vegas, Nevada on Friday, June 3, 2005 at 2:00 p.m., local time.

SOLICITATION OF PROXIES

         Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rate suggested by The American Stock Exchange LLC ("AMEX"), of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

         All proxies properly executed and received by the persons designated as proxy will be voted on all matters presented at the annual meeting in accordance with the specific instructions of the person executing such proxy or, in the absence of specified instructions, will be voted for the named nominees to the board of directors and in favor of each of the proposals set forth in the notice to the annual meeting.

         The board of directors does not know of any other matter that may be brought before the annual meeting but, in the event that any other matter should come before the annual meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.

MANNER OF VOTING

         Stockholders may vote their proxies by mail. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his proxy, whether he votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above,
Attn: Corporate Secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

         All persons or entities that held shares of our common stock on the record date can attend the annual meeting. If your shares are held through a broker and you would like to attend the annual meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the annual meeting.

VOTE REQUIRED

         The total number of shares of our common stock outstanding as of the record date was 82,400,181. The total number of shares of common stock eligible to vote is 82,400,181. The common stock is the only class of our securities entitled to vote, each share being entitled to one vote. Only stockholders of record as of the close of business on the record date will be entitled to vote.

         A majority of the shares of our common stock outstanding and entitled to vote, or 41,200,091 shares, must be present at the annual meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         In addition, we have 1,158 shares of Series B convertible preferred stock outstanding and each share of Series B convertible preferred stock is convertible at any time or from time to time into 10,000 shares of our common stock, or an aggregate of 11,580,000 shares of our common stock if all of the Series B convertible preferred stock is converted.

         The Series B convertible preferred stock has no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on shares of our common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

       Directors will be elected by a plurality of the votes at the annual meeting, which means that the five nominees receiving the most votes will be elected. A withheld vote on any nominee will not affect the voting results. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon.

VOTE OF CONTROLLING STOCKHOLDERS

         Inter Asset Japan LBO No. 1 Fund ("IAJ LBO Fund"), PBAA Fund Ltd. ("PBAA"), Terra Firma Fund Ltd. ("Terra Firma") and Inter Asset Japan Co. Ltd. ("IAJ"), Hiroki Isobe and Alan Margerison and together with IAJ LBO Fund, PBAA, and Terra Firma, our "Controlling Stockholders") collectively hold approximately 80.9% of the aggregate votes that may be cast at the annual meeting, excluding the 11,580,000 common shares issuable upon conversion of the Series B convertible preferred stock owned by IAJ LBO Fund and 767,375 shares held by GMB Holdings Ltd, for which Mr. Isobe has personal signing authority, Our Controlling Stockholders stated in a Schedule 13D filed with the Securities and Exchange Commission ("SEC") on January 18, 2005, and have subsequently confirmed orally, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Alan Margerison, our Director, President and Chief Executive Officer, currently serves as the Chairman of IAJ, and together with his business partner, Mr. Hiroki Isobe, they control each of our Controlling Stockholders.

         OUR CONTROLLING STOCKHOLDERS HAVE ADVISED US THAT THEY INTEND TO VOTE IN FAVOR OF ALL OF THE PROPOSALS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING. WE ARE NOT SEEKING A SEPARATE STOCKHOLDER VOTE BY NON-INTERESTED STOCKHOLDERS ON THE PROPOSALS TO BE SUBMITTED TO THE STOCKHOLDERS AT THE ANNUAL MEETING.

         We have provided additional information regarding transactions we have undertaken with related parties under the heading "Certain Transactions" on page 16 of this Proxy Statement.

ABSTENTIONS AND BROKER NONVOTES

         Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the annual meeting and will have the same effect as a vote AGAINST each of such proposals. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether any other proposal presented at the annual meeting is approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of our common stock as of the record date by:

         o  each director;
         o each person known by us to own beneficially 5% or more of our common stock;
         o each officer named in the summary compensation table elsewhere in this report; and
         o  all directors and executive officers as a group.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

         Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner of more than 5% of common stock is IA Global. Inc., 533 Airport Boulevard, Suite 400, Burlingame, California 94010.

                                               Number        Percent
                                             ----------     ----------
Directors and Officers

Alan Margerison ........................     78,213,925       83.1%   (1)
Raymond Christinson ....................            500         -
Jun Kumamoto ...........................              -         -
Mark Scott .............................         35,000         -
Eric La Cara ...........................              -         -
Hiroyuki Ejima .........................        515,000        0.7%
                                             ----------       -----
Total  Directors and Officers
as a Group (6 total) ...................     78,764,425       83.8%
                                             ==========       =====
The symbol - means less than 1%

Greater Than 5% Ownership

Inter Asset Japan Co., Ltd-

Inter Asset Japan LBO No. 1 Fund .......     31,580,000       33.6%   (2),(3)
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

PBAA Fund, Ltd. ........................     28,604,152       30.4%   (2)
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

                                               Number        Percent
                                             ----------     ----------

Terra Firma Fund , Ltd. ................     13,100,000       13.9%   (2)
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Inter Asset Japan Co. Ltd. .............      3,989,501        4.2%   (2)
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

Hiroki Isobe ...........................        826,772        0.9%   (1)(2)(4)
Inter Asset Japan Co. Ltd. .............
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

Alan Margerison ........................        113,500        0.1%   (1)(2)
Inter Asset Japan Co. Ltd.
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan
                                             ----------       -----
                                             78,213,925       83.1%
                                             ==========       =====

(1) Reflects the shares beneficially owned by IAJ, IAJ LBO No. 1, PBAA, Terra Firma, Hiroki Isobe and Alan Margerison. These entities stated in a Schedule 13D filed with the SEC on January 18, 2005, and have subsequently confirmed orally, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Exchange Act. Mr. Margerison, who currently serves as the Chairman of IAJ, together with his business partner, Mr. Hiroki Isobe, control each of IAJ, IAJ LBO Fund, PBAA and Terra Firma. Excluding the 11,850,000 shares discussed in (3) below, these entities held approximately 80.9% of the common stock as of the record date.

(2) Although IAJ, IAJ LBO Fund, PBAA, Terra Firma, Hiroki Isobe and Alan Margerison stated in a Schedule 13D filed with the SEC on January 18, 2005, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Exchange Act, each entity stated in such schedule that it had sole voting and dispositive power with respect to all of the shares reported on the Schedule 13D.

(3) Includes 11,580,000 shares of common stock issuable upon conversion of our Series B convertible preferred stock.

(4) Excludes 767,375 shares held by GMB Holdings Ltd, for which Mr. Isobe has personal signing authority,

                                   PROPOSAL 1

         It is proposed to elect five directors to hold office for terms of one year and until their successors shall be elected and shall qualify. At the annual meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the board of directors unless instructed to the contrary. Each nominee is currently a director of our company.

                                                   PRINCIPAL OCCUPATION AND BUSINESS                      DIRECTOR
      NAME OF NOMINEE         AGE                EXPERIENCE DURING THE PAST FIVE YEARS                     SINCE
      ---------------         ---                -------------------------------------                     -----
Alan Margerison               35    Mr. Margerison has been President, Chief Executive Officer and a       2002
Chief Executive Officer,            Director of our company since October 2002. Mr. Margerison has
5% or greater Shareholder           also been a Director of Rex Tokyo Co Ltd since 2004 and President of IAJ, a Japanese venture capital company, from 2001 to 2003, at which time he resigned as President and CEO of IAJ, becoming
                                    Chairman of that company. He remains a Director of IAJ since 2001.
                                    From 2001 to 2003, he has also served as CEO of Inter Asset Japan
                                    Animation Ltd., a wholly owned subsidiary of IAJ. He resigned this position in 2003. Since 2002, he also has been a Director of Inter
                                    Asset Europe Investment Advisory Ltd. Since 2002 he was a Director
                                    of Activated Content Corporation Ltd. and Director of Inter Asset
                                    Japan Capital (Hong Kong) Ltd., Resigning these posts in 2004.
                                    Since 2002, Mr. Margerison has served as President and Chief
                                    Executive Officer of PBA Financial Holdings Co., Ltd. (formerly
                                    Inter Asset Japan REIT Holdings Co. Ltd.), resigning this post in
                                    2005. He remains a Direcor of PBA Financial Holdings Co., Ltd.
                                    since 2002. From 2002, Mr Margerison has been Chairman of Alan
                                    Charles Margerison Golf Resort & Co., Ltd., and Audit Committee
                                    Director of JPB Co. Ltd (formerly Inter Asset Japan Investment
                                    Advisory). In 2002 Mr.Margerison served as an Audit Committee
                                    Director of InfoshowerX Ltd before resigning this post in 2003.
                                    Mr. Margerison served as Partner of Japan Private Banking
                                    Consultants since 1999 and served as its President and Chief
                                    Executive Officer from 2001 to 2002. He served as an Associate with Magellan Tressider Tuohy, Japan from 1998 to 1999 and worked as an individual management consultant serving in private practice from 1997 to 1998.

Raymond Christinson           34    Raymond Christinson has been a Director of Japan Business            2002(1,2,3)
Non-Management Director             Consultants Co., Ltd since 2004. He has been a Director of
                                    Intermedia Entertainment Co., Ltd. since 2001 resigning this post in 2004. He served as a Manager of Y's International Co., Ltd.
                                    from 1995 to 2001 and as a Director and Chief Operating Officer
                                    from 1999 to 2001.

Jun Kumamoto                  37    Jun Kumamoto has been an associate professor at the School of        2003(1,2,3)
Non-management Director             Humanities & Culture, Tokai University and at the International
                                    Education of Students (Tokyo) since April 2002, teaching marketing and international business. Prior thereto and from April 1995, Mr.
                                    Kumamoto was a research associate at the Institute of
                                    Administrative Management, Ministry of Internal Affairs and
                                    Communications.

Mark Scott                    52    Mark Scott has served as Chief Financial Officer of the company        2004
Other Executive Officer             since October, 2003, as a director since January, 2004 and secretary since March, 2004. Previously, he was Executive Vice
                                    President-Finance and Chief Financial Officer of Digital Lightwave
                                    from 2002-2003. Mr. Scott was Chief Financial Officer of Network
                                    Access Solutions from 2001-2002. Previously, Mr. Scott was Vice
                                    President of Finance and Chief Financial Officer of Teltronics,
                                    Inc. from 1997-2001. Prior thereto, Mr. Scott held senior
                                    financial positions in Protel, Inc., Crystals International, Inc.,
                                    Ranks Hovis McDougall, LLP, and Brittania Sportswear and was
                                    employed by Arthur Andersen & Company.

Eric La Cara                  33    As the newly appointed Audit Committee Chairman, Eric La Cara        2004(1,2,3)
Non-management Director             brings to our company seven years of financial management and consulting experience in Japan. Mr. La Cara serves as
                                    Representative Director of Aviso Group Inc., which provides
                                    Business Process Outsourcing services, including accounting and taxation functions, to foreign-owed companies operating in Japan.
                                    He is charged with developing Aviso's overall operations, using the business and technical skills he has acquired during his professional career in Japan.

                                    Previously, Mr. La Cara was Finance Manager of Synopsys in Tokyo,
                                    the world leader in semiconductor design software, with total revenues of more than $1 billion. As manager of the accounting department, he directed the firm's payroll, accounting, taxation, credit and invoicing functions, with a focus on streamlining these functions to maximize efficiency and enhance customer support. A native of Canada, Mr. La Cara is a candidate for an MBA in Finance from McGill University.

(1) Member of the audit committee.
(2) Member of the compensation committee.
(3) Member of the nominating committee.

COMMUNICATION WITH THE BOARD OF DIRECTORS OR MEMBERS THEREOF

         We do not have a formal procedure for stockholder communication with our board of directors. In general, our directors are easily accessible telephone, postal mail or electronic mail. Any matter intended for the board of directors, or for any individual member or members of the board, can be directed to our Chief Executive or Chief Financial Officer with a request to forward the same to the intended recipient. Alternatively, shareholders can direct correspondence to the board of directors, or any of its members, in care of the company at 533 Airport Blvd., Suite 400, Burlingame, CA 94010. The company will direct the correspondence to the director. All such communications will be forwarded to the intended recipient unopened.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF STOCKHOLDERS

         Although the board of directors does not have a formal policy regarding attendance by the members of the board of directors at the annual meeting of the company, all members of the board of directors are requested to attend the annual meeting of stockholders, and all directors attended the May 14, 2004 meeting.

BOARD MEETINGS AND COMMITTEES

         During 2004, the board of directors held nineteen meetings and acted nine times by unanimous written consent. All of the directors standing for reelection attended at least 75% of the aggregate number of meetings of the board and committees except for Jun Kumamoto. Two directors, Mr. Tana and Kubori did not attend 75% of the meetings during the time they served on the board.

         During 2004, the audit committee consisted of three directors, Eric La Cara, Raymond Christinson and Jun Kumamoto, all of whom are independent directors and met eight times and acted twice by unanimous written consent. The audit committee also meets the independence standards set forth in Section 803 of AMEX's "Company Guide". The committee operates under a written charter, which is available on the company's website located at www.iagloblinc.com. As more fully described in its charter, the functions of the audit committee include the following:

         o  the appointment of independent auditors;

         o review the arrangements for and scope of the audit by independent auditors;

         o  review the independence of the independent auditors;

         o consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any proposed corrective actions;

         o review and monitor our policies regarding business ethics and conflicts of interest;

         o discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters; and

         o review the activities and recommendations of our accounting department.

         During 2004, the compensation committee consisted of three directors, Raymond Christinson, Jun Kumamoto, and Eric La Cara all of whom are independent non-employee directors and met three times and acted seven times by unanimous written consent. The compensation committee has the authority to evaluate company officers, to administer the 1999 and 2000 stock option plans and to review and make recommendations to the board of directors with respect to the non-performance based compensation of our executive officers. The compensation committee has the authority to review and approve the performance based compensation of our executive officers.

         During 2004, the company formed a nominating committee, which consisted of three directors Raymond Christinson, Jun Kumamoto and Eric La Cara, all of whom are independent directors and did not meet, but acted two times by unanimous written consent. The nominating committee also meets the independence standards set forth in Section 804 of the AMEX's "Company Guide". The committee operates under a written charter, which is available on the company's website at www.iaglobalinc.com. As more fully described in its charter, the functions of the nominating committee include the following:

         o The committee shall assist the board in identifying individuals qualified to become board members, and recommend to the board the nominees for election as directors at the next annual meeting of shareholders;

         o develop and recommend to the board the corporate governance guidelines applicable to the company;

         o serve in an advisory capacity to the board and chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of the company and the conduct of board activities.

         The nominating committee will review all director candidates in the same manner, regardless of the source of the recommendation. Individuals recommended by stockholders for nomination as a director will be considered as follows:

         A stockholder requesting that a recommendation be reviewed by the nominating committee should submit such information as the stockholder deems pertinent for service on the board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate's written consent to serve on the board of directors if nominated and elected. This information should be received by the secretary of the company at 533 Airport Blvd., Suite 400, Burlingame, CA 94010 by October 1, 2005 if you wish to have the prospective candidate considered for the 2006 annual meeting of stockholders.

         After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the nominating committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board that candidate's election.

         The nominating committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the company's businesses, knowledge and experience in Japan and decision-making ability) as are suited to the company's and the board's needs at the time. Currently, the nominating committee has no minimum skills requirement for its members. However, members of the company's nominating committee must meet the standards set forth in Section 1 of the Nominations and Governance Committee Charter, which is available on the company's website at www.iaglobalinc.com. Such standards include, but are not limited to, members being able and willing to represent the shareholders' short and long term economic interests, and being able to contribute to the evaluation of the existing management of the company, if so requested.

         Mr. Margerison, our Chief Executive Officer, is a representative of our 5% shareholder.

COMPENSATION OF DIRECTORS

         Our directors who are not otherwise our employees are compensated at a base rate of $1,000 per month. In addition, they are paid $50-$100 per month depending upon the committee for each committee membership and $50-$400 per month depending upon the committee for committee chairmanship.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES HEREIN.

                                   PROPOSAL 2

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

GENERAL

         Currently, our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock. On March 29, 2005, our board of directors has unanimously adopted a proposal to amend Article FOURTH of our Certificate of Incorporation to increase the number of shares of common stock which we shall be authorized to issue from 150,000,000 to 200,000,000, subject to stockholder approval.

         Our board of directors has declared the proposed amendment to be advisable and in the best interest of the company and its stockholders, and has submitted the proposed amendment to be voted on by the stockholders at the annual meeting. On March 25, 2005, of the 150,000,000 authorized shares of common stock, there were 82,400,181 shares of common stock outstanding. Additionally, 11,500,000 shares of common stock were reserved for issuance upon the exercise of stock options and 11,580,000 shares of common stock were reserved for common stock issuable upon conversion of our Series B convertible preferred stock. Based upon these issued and reserved shares of common stock, we currently have approximately 44,519,819 shares of common stock remaining available for other purposes.

FORM OF AMENDMENT

         We propose to amend the first clause of Article FOURTH of our certificate of incorporation to instead state the following:

         "FOURTH: a) the Corporation shall be authorized to issue the following shares of stock:

         Class of Shares               Number of Shares      Par Value

         Common Shares                    200,000,000            .01
         Preferred Shares                       5,000            .01

Purpose of Amendment

         Our board of directors is recommending this increase in authorized shares of common stock primarily to give the company appropriate flexibility to issue shares for future corporate needs, such as possible acquisitions and financings. Our board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities, without the potential expense or delay incident to obtain stockholder approval for a particular issuance.

         The board's ability to issue additional shares of common stock without further action by the stockholders will also enable the board to take anti-takeover measures or other strategic actions having the effect of blocking or diminishing the effectiveness of potential takeover attempts. The board has authorized this transaction to strengthen our balance sheet and enable us to accelerate execution of our strategic business plans.

         The additional shares of common stock may be issued from time to time as the board may determine without further action by the stockholders, unless required under applicable law.

RIGHTS OF ADDITIONAL AUTHORIZED SHARES

            The additional authorized shares of common stock, if and when issued would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock presently outstanding. In addition, our stockholders do not have preemptive rights with respect to our stock. Accordingly, should the board elect to issue additional shares of our common stock, existing stockholders would not have any preferential rights to purchase the shares.

POTENTIAL ADVERSE EFFECTS OF AMENDMENT

         The issuance of the additional shares of common stock contemplated by this proposal could have the effect in certain circumstances of, among other things, diluting earnings per share, book value per share or voting power of the currently outstanding shares of common stock.

EFFECTIVENESS OF AMENDMENT

         If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of the State of Delaware.

VOTE REQUIRED; BOARD RECOMMENDATION

         Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. Stockholders are urged to mark the boxes on the proxy card to indicate how their shares will be voted.

           THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             AUDIT COMMITTEE REPORT

         The audit committee, which is composed of three independent directors (Eric La Cara, Raymond Christinson and Jun Kumamoto), operates under a written charter adopted by the board of directors. Among its functions, the committee recommends to the board of directors the selection of independent auditors.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

         In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors their independence and considered the compatibility of permissible non-audit services with the auditors' independence.

         Based upon the committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the committee, and relying thereon, the committee recommended that the board of directors include the audited financial statements in our Annual Report on Form 10-K for the years ended December 31, 2004 and 2003 as filed with the SEC.

                                      Audit Committee of the Board of Directors,
                                      Eric La Cara, Chairman
                                      Raymond Christinson
                                      Jun Kumamoto

         In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

                               INDEPENDENT AUDITORS

         The Board has appointed Sherb & Co., LLP as our independent auditors for the 2004 fiscal year on November 30, 2004. Audit services provided by them during fiscal year 2004 included an audit of our financial statements. They reviewed our annual report on Form 10-K filed with the SEC and certain other filings that we made with the SEC. They have unrestricted access to the board of directors and to the audit committee to discuss audit findings and other financial matters.

         Radin, Glass & Co., LLP, our previous auditors, reviewed certain other filings that we made with the SEC. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

                                                        2004              2003
                                                      --------          --------
Audit Fees (1) .............................          $ 42,924          $ 19,592
Audit-Related Fees (2) .....................            65,360            25,432
Tax Fees (3) ...............................             6,797             7,000
All Other Fees (4) .........................           145,970            50,617
                                                      --------          --------
                                                      $261,051          $102,641
                                                      ========          ========

(1) Audit fees for 2004 included $20,813 billed by Radin Glass & Co LLP, $20,000 billed by Sherb & Co LLP and $2,111 billed by BDO Seidman LLP. Audit fees for 2003 included $19,592 billed by Radin Glass & Co LLP.

(2) Audit-related fees for 2004 included $65,360 billed by Radin Glass Co LLP. Audit-related fees for 2003 included $20,432 billed by Radin Glass Co LLP and $5,000 billed by BDO Seidman LLP.

(3) Tax fees for 2004 included $5,000 billed by Radin Glass & Co LLP and $1,797 billed by Aviso Group Inc. Tax fees for 2003 included $7,000 billed by Radin Glass & Co Ltd.

(4) All other fees for 2004 included $145,970 billed by fees by Horwath & Sakura & Co for consultation on accounting and financial reporting related to acquisitions. All other fees for 2003 included $50,617 billed by BDO Seidman LLP for consultation on accounting and financial reporting related to acquisitions.

         Representatives of Sherb & Co., LLP will not be in attendance at the Annual Meeting.

         All services provided by our independent auditors in 2004 were pre-approved by the audit committee. The audit committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the independent auditor's independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                             EXECUTIVE COMPENSATION

         The following table sets forth information relating to the compensation paid in 2004, 2003 and 2002 to our Chief Executive Officer and the other executive officers ("the Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                      AWARDS(5)
                                                                          ---------------------------------
                                             ANNUAL COMPENSATION             NUMBER OF
                                      --------------------------------      SECURITIES
      NAME AND                                             OTHER ANNUAL     UNDERLYING       ALL OTHER
 PRINCIPAL POSITION            YEAR    SALARY     BONUS    COMPENSATION   OPTIONS/SARs(4)   COMPENSATION(6)
 ------------------            ----   --------   -------   ------------   ---------------   ---------------
Alan Margerison,               2004   $ 59,828   $     0       $0                              $      0
President and Chief            2003   $ 60,000   $     0       $0            3,000,000         $      0
Executive Officer(1)           2002   $      0   $     0       $0                    0         $      0

Satoru Hirai                   2004   $ 30,000   $     0       $0                              $    623
Former Chief Operating         2003   $115,000   $     0       $0              500,000         $  6,192
Officer (2)                    2002   $      0   $     0       $0                    0         $      0

Mark Scott                     2004   $157,730   $20,250       $0              600,000         $  9,951
Chief Financial Officer (3)    2003   $ 35,311   $     0       $0                    0         $      0

Hiroyuki Ejima                 2004   $202,745   $     0       $0            1,450,000         $184,314
Chief Executive Officer,
Rex Tokyo Co Ltd (7)


(1) Commenced as President and Chief Executive Officer, effective October 18, 2002. During the period from October 18, 2002 to December 31, 2002, Mr. Margerison was compensated by, and for his services to, Inter Asset Japan Co. Ltd., an affiliate of the controlling stockholder of our company. We entered into an employment agreement with Mr. Margerison on February 3, 2003. See below "--Employment Agreements."

(2) Commenced as Chief Financial Officer, effective October 18, 2002 and as Chief Operating Officer effective February 3, 2003. Mr. Hirai stopped functioning as our Chief Financial Officer effective October 2, 2003 and resigned effective March 31, 2004.

(3) Commenced as Chief Financial Officer, effective October 2, 2003. We entered into an employment agreement with Mr. Scott on January 12, 2004 and amended this agreement on November 19, 2004. See below "--Employment Agreements."

(4) The company has not granted any SAR'S.

(5) The company does not have any restricted stock awards or LTIP payments.

(6) Includes fringe benefit programs, except for Hiroyuki Ejima. Rex Tokyo agreed in approximately 1998 to pay monthly 5,000,000 Yen or approximately $47,000 at current exchange rates to a majority-owned company of the CEO of Rex Tokyo for assigning the distribution rights for certain lock products for Tokyo, Japan to Rex Tokyo. This distribution agreement assignment is ongoing and resulted in 2004 sales of approximately $2,800,000 at current exchange rates.

(7) Rex Tokyo was acquired March 18, 2004.

Stock Option Grants In the Last Fiscal Year

Below is a table setting forth the benefits or amounts to be received or allocated to each of the named executive officers during 2004:

                                                    NEW PLAN BENEFITS (1)
                         No. of     % of Total                          Exercise     Potential Realizable Value
                       Securities    Options                             Price    At Assumed Annual Rates of Stock
                       Underlying    Granted                            ($ Per    Price Appreciation For Option Term(3)
 Name and               Options     In Fiscal      Grant    Expiration    Share)  -------------------------------------
 Position               Granted        Year        Date        Date        (2))         5% ($)             10% ($)
 ----------------      ----------   ----------  ----------  ----------  --------       -------             -------

              IA GLOBAL, INC. 2000 STOCK OPTION PLAN
 Mark Scott, CFO   (4)    400,000       9.6%     1/12/2004   1/12/2014    0.30         195,467             282,954

                   (5)    100,000       2.4%     5/18/2004   5/18/2014    0.20          32,578              47,159

                   (5)    100,000       2.4%    11/19/2004  11/19/2014    0.24          39,093              56,591
                        ---------      -----


 Hiroyuki Ejima,   (4)  1,000,000      23.9%     3/19/2004   3/19/2014    0.30         488,668             707,384
 CEO of Rex Tokyo
                   (5)    100,000       2.4%     6/10/2004   6/10/2004    0.34          55,382              80,170

                   (5)    350,000       8.4%    12/13/2004  12/13/2014    0.26         148,229             214,573
                        ---------      -----

(1) The company has not granted any SAR'S.

(2) All options granted under the IA Global, Inc. 2000 Stock Option Plans were granted with an exercise price equal to t h e fair market value on the respective grant date.

(3) As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for IA Globe's common stock appreciates from the date of grant to the end of the option terms at the annual rates of 5% and 10%, respectively. These numbers are not estimates of IA Globe's future stock price performance and are not necessarily indicative of IA Globe's future stock price performance. If the price of IA Global's common stock does not increase above the exercise price, no value will be realizable from these options.

(4) Stock option grants vest annually over three years.

(5) Stock option grants vest quarterly over three years.

The following table shows all stock options exercised by the named executive officers and the number of shares and the value of options they hold as of December 31, 2004:

                              Aggregated Option Exercises In Last Fiscal Year
                                     and Fiscal Year-End Option Values
                                                  Number of Securities           Value of Unexercised
                                                 Underlying Unexercised         In-the-Money Options at
                     Shares       Value      Options at Fiscal Year-End (#)     Fiscal Year-End ($) (2)
                    Acquired     Realized   -------------------------------   ---------------------------
 Name              On Exercise   ($) (1)    Exercisable       Unexercisable   Exercisable   Unexercisable
 ---------------   -----------   --------   -----------       -------------   -----------   -------------
 Alan Margerison           -           -     1,666,667          1,333,333       436,667        253,333

 Satoru Hirai        500,000     180,000             -                  -             -              -

 Mark Scott                -           -        16,667            583,333         3,167         66,833

 Hiroyuki Ejima            -           -        16,667          1,433,333           833        139,667


(1) The value equals the difference between the option exercise price and the fair market value of IA Global's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of IA Global's common stock on December 31, 2004 (the last trading day for the fiscal year ended December 31, 2004), multiplied by the number of shares underlying the options. The closing price of IA Global's common stock on December 31, 2004, as reported on the American Stock Exchange, was $.39 per share.

EMPLOYMENT AGREEMENTS

         On February 3, 2003, we entered into an employment agreement with Alan Margerison to serve, for a term of three years, as our President and Chief Executive Officer at an annual base salary of $60,000 and eligibility to receive compensation, including options, at the discretion of our compensation committee. Mr. Margerison currently works full time on company matters.

         On February 3, 2003, we entered into an employment agreement with Satoru Hirai to serve, for a term of three years, as our Chief Operating Officer and Chief Financial Officer at an annual base salary of $91,200 and eligibility to receive compensation, including options, at the discretion of our compensation committee. This agreement was amended on May 21, 2003 and the annual base salary was increased to $120,000. Mr. Hirai resigned effective March 31, 2004.

         These employment agreements also contain provisions for confidentiality for the term of each agreement and thereafter. Each employment agreement also provides for a severance payment in the amount of 25% of the executive's annual base salary in the event that the employee is terminated by us without cause.

         On January 12, 2004, the company entered into an employment agreement with Mark Scott to serve, for a term of two years, as Chief Financial Officer at an annual rate of $150,000. Mr. Scott is eligible to receive compensation, Including options, bonuses and benefits, at the discretion of the company's compensation committee. Mr. Scott works full time for the company. This employment agreement also contains provisions for confidentiality for the term of the agreement and thereafter. The employment agreement also provides for a severance payment in the amount of 20% of the executive's annual base salary in the event that the employee is terminated by the company without cause.

         On November 19, 2004, the company amended its employment agreement with Mark Scott to serve, for a term of two years, as Chief Financial Officer at an annual rate of $165,000. Mr. Scott is eligible to receive compensation, including options, bonuses up to $40,000 and benefits, at the discretion of our compensation committee. Mr. Scott works full time for the company. This employment agreement also contain provisions for confidentiality for the term of the agreement and thereafter. The employment agreement also provides for a severance payment in the amount of 33% of the executive's annual base salary in the event that the employee is terminated by the company without cause.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2004 such reporting persons complied with the filing requirements of said Section 16(a)except for Alan Margerison, who was late on two Form 4's, Hiroyuki Ejima, who was late on one Form 3 and three Form 4's and Inter Asset Japan Co Ltd and affiliates, who were late on four Form 13D's. These late filings inadvertent and the required filings has since been made.

                          COMPENSATION COMMITTEE REPORT

         The compensation committee is composed of three independent directors (Raymond Christinson, Jun Kumamoto and Eric La Cara). The goal of the committee is to develop compensation policies and practices that encourage and reward executive efforts to create stockholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by blending cash and equity compensation and by aligning the interests of executives with those of stockholders generally.

         The committee recommends to the board compensation for the company's officers and directors and oversees the administration of the 1999 and 2000 stock option plans. All decisions of the committee relating to the compensation of the company's executive officers are reviewed and approved by the entire board.

         The committee reviewed the compensation of the Chief Executive Officer and other company officers that was paid in 2004 and, based upon this review and a review of compensation arrangements for senior executives at similar development stage companies, recommended the approval of the employment agreements for Messrs. Margerison and Scott that are described in this Proxy Statement. In addition, the committee reviewed the stock option grants under the 1999 and 2000 stock option plans to employees of the company, and taking into account the development stage of the company and similar stock option grants for companies at a comparable stage of development, recommended approval of the stock option grants to the company's executives that are described in this Proxy Statement under "Executive Compensation" below.

COMPONENTS OF EXECUTIVE COMPENSATION BASE SALARY. Base salaries for the company's executive officers are determined by evaluating the responsibilities required for the position held, individual experience and breadth of knowledge, and by reference to the competitive marketplace for management talent.

STOCK AWARDS. To promote our long-term objectives, all directors, officers and employees of the company are eligible for grants of stock options. The stock option awards are made to directors, officers and employees pursuant to our stock option plans described above, in the form of incentive stock options for employees and non-qualified stock options for non-employees and to non-employee directors. Stock options represent rights to purchase shares of common stock in varying amounts pursuant to a vesting schedule determined by the compensation committee or the full board at a price per share specified in the option grant, which may be less than the fair market value on the date of the grant under certain circumstances when non-qualified options are awarded. Stock options expire at the conclusion of a fixed term (generally 10 years). Since the stock options may grow in value over time, these components of our compensation plan are designed to reward performance over a sustained period and to enhance stockholder value through the achievement of corporate objectives. We intend that these awards will strengthen the focus of our directors, officers and employees on managing the company from the perspective of a person with an equity stake in the company. The number of options granted to a particular employee is based on the position, level, competitive market data and annual performance assessment of each employee.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by our stockholders). Based on our current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, the company and the compensation committee believe that, for the near future, there is not a significant risk that we will lose any significant tax deduction for executive compensation. Our compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the compensation committee determine that such an action is in our best interests.

                                        Compensation Committee of the Board of
                                        Directors,

                                        Raymond Christinson, Chairman
                                        Jun Kumamoto
                                        Eric La Cara

                                          Performance Graph
                                Comparison of Cumulative Total Return
             Among IA Global, Inc., the AMEX Composite Index and the AMEX Internet Index
                       12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003   12/31/2004
                       ----------   ----------   ----------   ----------   ----------   ----------
IA Global, Inc.        $   100.00   $     4.96   $     7.04   $     1.28   $     4.32   $     6.24

AMEX Composite Index   $   100.00   $   102.37   $    96.65   $    94.00   $   133.82   $   163.56

AMEX Internet Index    $   100.00   $    48.76   $    25.45   $    14.47   $    25.06   $    30.30


The above assumes that $100 was invested in the common stock and each index on December 31, 1999. Although the company has not declared a dividend on its common stock, the total return for each index assumes the reinvestment of dividends. Stockholder returns over the periods presented should not be considered indicative of future returns. The foregoing table shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the acts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS WITH IAJ

         Mr. Alan Margerison, our Director, President and Chief Executive Officer, currently serves as the Chairman of IAJ, and together with his business partner, Mr. Hiroki Isobe, they control each of IAJ, IAJ LBO Fund, PBAA and Terra Firma. There are no other affiliations between officers and directors and IAJ affiliated companies.

         In order to help you understand the various transactions that are described in this section of our Proxy Statement, the following table provides details on the affiliated parties owned or controlled by each of our Controlling Stockholders and certain other entities that are relevant for purposes of understanding the related party transactions that have taken place:

Ownership:
Inter Asset Japan LBO No. 1 Fund owns:
                                        IA Global, Inc.....................33.6%

PBAA Fund Ltd. owns:
                                        IA Global, Inc.....................30.4%

Terra Firma Fund Ltd. owns:
                                        IA Global, Inc.....................13.9%
                                        Nihon Shinko Bank Co................6.0%

Inter Asset Japan Co., Ltd. owns:
                                        IA Global, Inc......................4.2%
                                        Nihon Shinko Bank Co................8.5%

IA Global, Inc. owns:
                                        Fan Club Entertainment Co., Ltd....67.0%
                                        Rex Tokyo Co. Ltd..................60.5%
                                        IA Global Acquisition Co...........95.0%

Mr. Kazunari Ito (Chairman of Fan Club Entertainment Co. Ltd., Cyberbred Co. Ltd, and Cyberholdings Co. Ltd)
                                        Cyber Holdings Co. Ltd............100.0%
                                        Cyberbred Co. Ltd..................69.0%

Cyber Holdings Co. Ltd. owns:
                                        Fan Club Entertainment Co. Ltd.....33.0%

DEBT TO PREFERRED B SHARES CONVERSION

         We owed David Badner, a stockholder and a former consultant of our company, $563,857 as of September 25, 2002 pursuant to a convertible promissory note dated May 31, 2002 (the "Convertible Promissory Note"). We have been informed by IAJ that as of September 25, 2002, IAJ LBO Fund, our largest stockholder, acquired the Convertible Promissory Note from Mr. Badner. The interest rate under the Convertible Promissory Note was 10% per annum.

         During the three months ended December 31, 2002, IAJ LBO Fund loaned us an additional $500,000 under the Convertible Promissory Note, thereby increasing the principal amount to $1,063,857. The proceeds from this additional loan were used for working capital purposes.

         The Convertible Promissory Note was convertible into our Series B convertible preferred stock. Each share of Series B convertible preferred stock is convertible into 10,000 shares of our common stock. On June 30, 2003, IAJ LBO Fund converted the principal amount of the Convertible Promissory Note, as well as approximately $95,000 of accrued interest thereon, into 1,158 shares of our Series B convertible preferred stock.

ACQUISITION OF IACCELE CO LTD

         On February 10, 2003, we acquired a 76.9% equity interest in iAccele Co., Ltd., a privately held Japanese corporation engaged in the business of providing an Internet data transmission acceleration service that targets narrowband users, as well as broadband users, for 100.0 million Japanese Yen, or approximately $830,000 based on the Japanese Yen/US dollar exchange rate on that date.

         On December 29, 2003, we executed a share purchase agreement to sell our 76.9% interest in iAccele Co. Ltd. ("iAccele"), for approximately $280,000 to GM2 Co. Ltd., a private Japanese corporation ("GM2"). In connection with the sale, we agreed to cancel approximately $300,000 of inter-company debt owed by iAccele to us. We received the funds from GM2 on January 16, 2004.

         Inter Asset Japan Co. Ltd. ("IAJ"), our majority shareholder, holds a warrant to purchase a 25% equity interest in GM2 and has loaned GM2 approximately $500,000. However, IAJ does not control GM2. The transaction price and terms were established on an arms-length basis and this was the only offer the company received for iAccele.

         We acquired iAccele with the intent to become a wholesale distributor of an Internet acceleration product. However, in the fourth quarter of 2003, based on our analysis of the market and 2003 operating losses since acquisition of $1,472,000, we determined that we would prefer to be a developer and licensor of the core Internet acceleration technology, rather than a wholesale distributor of such products. Therefore, we sold our interest in iAccele, and IA Global has instead been developing our own proprietary Internet accelerator product in conjunction with QuikCAT.com, Inc. ("QuikCAT"), an Ohio based private company, that was the core technology provider to iAccele. We have licensed the core technology from QuikCAT, as described below, and have also developed a user interface for this Internet acceleration product, which we believe will enhance the commercial reception of the product.

$2.0 M FINANCING

         On June 30, 2003, we agreed to sell to PBAA, 13,333,333 shares of our common stock at an average price of $0.15 per share, for a total of $2.0 million, representing an approximate 25% discount to the trailing five-day average closing price of our common stock ending June 15, 2003, the date PBAA Fund made its investment commitment. We recorded a deemed dividend of $693,333 in connection with this transaction.

ACQUISITION OF FAN CLUB ENTERTAINMENT CO LTD

         On August 5, 2003, we executed a Share Purchase Agreement to acquire from Cyber Holdings Co., Ltd. ("Cyber Holdings") a 67% equity interest in Fan Club Co Ltd ("Fan Club"), a privately-held Japanese company. Fan Club provides advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., ("Cyberbred"). The purchase price for our equity interest in Fan Club is 134,000,000 Japanese Yen, or $1,112,960 (based on the Japanese Yen/US dollar exchange rate on August 5, 2003), as well as 350,000 shares of our common stock issued at $.472 per share, which is the average closing price for the five days prior to closing.

         The terms of the Share Purchase Agreement require Cyber Holdings to transfer the rights under the Marvel agreement (described below) to us within five months or make its best efforts to fully cooperate in any commercially reasonable arrangement designed to provide the benefit of the Marvel agreement to Fan Club. At this time, this transfer has not taken place. We used its working capital to fund the cash portion of the purchase price.

         The Share Purchase Agreement provides that we will receive 67% equity interest or 268,000 shares in Fan Club. Cyber Holdings, which already held 20,000 Shares in Fan Club, following the share purchase would have a 33% equity interest In Fan Club by paying 56 million Japanese Yen to Fan Club for an additional 112,000 shares. Cyber Holdings' obligation was not paid as of December 31, 2003. A receivable was not booked due to the lack of certainty over the receipt of the funds as of December 31, 2003.

         On February 5, 2004, we executed a share purchase agreement to sell 75,040 shares of Fan Club for approximately $354,000 in cash to Cyber Holdings. Upon completion of this sale, we owned a 67% interest in Fan Club and Cyber Holdings owned the remaining 33%. The sale of shares on February 5, 2004, was conducted to maintain the initially agreed balance of share holdings between the two companies at 67% and 33%, respectively.

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

         On June 4, 2003, Cyberbred signed a five year agreement with Marvel Enterprises, Inc. and Marvel Characters, Inc.("Marvel") to manage their fan club in Japan. The Marvel Characters hold the rights to well known characters such as Spider Man, The Hulk, X-Men, Daredevil, Captain America, and The Punisher and many others. Cyberbred, currently holds the rights to manage the Universal Studio fan club in Japan.

         On July 28, 2003, Fan Club signed a Subcontract Agreement with Cyberbred to exclusively manage the entire Marvel Fan Club in Japan in accordance with the agreement between Cyberbred and Marvel that is discussed above. This Subcontract Agreement expires May 31, 2008, and is cancelable under certain conditions. The 134,000,000 Yen payment was advanced to Cyberbred in late July, 2003 to fund the 100,000,000 Yen payment to Marvel under this agreement and to provide working capital for Fan Club. There were no repayment requirements.

         Mr. Kazunori Ito, CEO of Fan Club has been CEO of both Cyberbred and Cyber Holdings. As of June 30, 2003, Mr. Ito owned equity interests of 41.9% in Cyberbred and 100% in Cyber Holdings.

         There was no prior material relationship between the company (and any of our affiliates) and Fan Club. However, an affiliate of IAJ LBO Fund, which is our largest stockholder, owned an approximate 27% equity interest in Cyberbred. This interest was sold to Mr. Ito on September 29, 2003.

         We are not a party to the agreement between Cyberbred and Marvel. However, this contract is material to us since we would be materially adversely affected by a termination of the relationship between Cyberbred and Marvel. The company cannot make any assurances about the relationship between Cyberbred and Marvel.

         The results of operations of Fan Club are included in the Consolidated Statements of Operations for the period August 5, 2003 to December 31, 2004.

         Fan Club re-positioned its business during the 3rd quarter of 2004 by establishing a creative design studio focusing on web and traditional print media delivery, including the Marvel characters. This new design studio compliments Fan Club's existing business providing services to the official fan club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc.

$500,000 FINANCING

         On November 11, 2003, we agreed to sell to IAJ, 1,666,666 shares of our common stock at an average price of $0.30 per share, for a total of $500,000, representing an approximate 17% discount to the trailing five-day average closing price of our common stock ending November 6, 2003, the date IAJ made its investment commitment. We recorded a deemed dividend of $106,667 in connection with this transaction.

$400,000 FINANCING

         On December 29, 2003, we agreed to sell to PBAA Fund Ltd., a related party, 1,333,333 shares of our common stock at an average price of $0.30 per share, for a total of $400,000, representing no discount to the trailing five-day average closing price of our common stock ending December 29, 2003, the date PBAA Fund Ltd made its investment commitment. The funds were received January 16, 2004.

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

$1,500,000 CONVERTIBLE NOTE

         On March 21, 2004, PBAA, an affiliate of the company's majority shareholder, invested an additional $1.5 million into the company in a private placement. Under the financing terms, we issued a $1.5 million convertible note, convertible into 5 million shares of our common stock by July 31, 2004, representing a conversion price per share of $0.30, which was the fair-market value of the trailing five-day average closing price of our common stock ending March 5, 2004, the date PBAA committed to make the investment. The conversion price was at market value and an allocation was not required for a beneficial conversion feature under EIFT 98-5 or EITF 00-27.

         On June 18, 2004, we announced that we reached agreement with PBAA to convert the $1,500,000 Note, plus accrued interest of approximately $20,000, into 5,065,037 shares of our common stock in accordance with the terms of the Note.

$1,130,000 FINANCING

         On November 10, 2004, we announced that PBAA, Inter Asset Japan and Mr. Isobe have collectively invested an additional $1,130,000 into the company in a private placement. PBAA and Inter Asset Japan are existing shareholders of the company and, together with their affiliates, are the majority shareholders in the company. Mr. Isobe is affiliated with each of PBAA and Inter Asset Japan and is a business partner with Alan Margerison, our CEO. We will use the proceeds from this financing to accelerate the development of the Rex Tokyo business and for general corporate purposes. This financing will also increase our stockholders' equity which is required in order for the company to maintain its AMEX listing.

         Under the financing terms, we issued 4,448,820 shares of our common stock at a price per share of $0.254, which was the fair-market value of the trailing five-day average closing price our common stock ending November 8, 2004, the date the investors committed to make the investment.

RUCK TOKYO CO LTD DISTRIBUTION AGREEMENT ASSIGNMENT WITH HIROYUKI EJIMA

         Rex Tokyo agreed in approximately 1998 to pay monthly 5,000,000 Yen or approximately $47,000 at current exchange rates to a majority-owned company of the CEO of Rex Tokyo for assigning the distribution rights for certain lock products for Tokyo, Japan to Rex Tokyo. This distribution agreement assignment is ongoing and resulted in 2004 sales of approximately $2,800,000 at current exchange rates.

                                  ANNUAL REPORT

         WE HAVE MAILED TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 (AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS THERETO). WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THE PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, ADDITIONAL COPIES OF OUR FORM 10-K. PLEASE DIRECT ALL SUCH REQUESTS TO: SECRETARY OF IA GLOBAL, INC., 533 AIRPORT BLVD., SUITE 400, BURLINGAME, CALIFORNIA 94010. THE FORM 10-K IS NOT PART OF THESE SOLICITATION MATERIALS.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

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

                           2006 STOCKHOLDER PROPOSALS

         Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2006 annual meeting of stockholders to be eligible for inclusion in our proxy statement, they must be received by our Secretary at our principal executive offices on or before January 16, 2006. Notice to the company of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by the company after February 28, 2006 and the persons named in the proxies solicited by the company's board of directors for its 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal as to which the does not receive a timely notice. Such proposals should be submitted by certified mail, return receipt requested.

By Order of the Board of Directors,

/s/ Alan Margerison

Alan Margerison
President and Chief Executive Officer

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